[LETTERHEAD OF WILLIAMS & WEBSTER, P. S.]

The Board of Directors
Cadence Resources Corporation
Walla Walla, Washington

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 4, 2005, on the financial statements of Cadence Resources Corporation as of September 30, 2004, 2003, and 2002 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities Exchange Commission.


/s/ Williams & Webster, P. S.

Williams & Webster, P. S.
Spokane, Washington

February 7, 2005